                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):  January 20, 1998



                         MORTON INDUSTRIAL GROUP, INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



Georgia                         I-4795                38-0811650
--------------------------------------------------------------------------------

(State or other               (Commission               (IRS Employer
jurisdiction of               File Number)            Identification No.)
 incorporation)


1021 West Birchwood Street, Morton, Illinois                     61550
--------------------------------------------------------------------------------
     (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (309) 266-7176
                                                   --------------


            MLX Corp., 1000 Center Place, Norcross, Georgia 30093
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)





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                                                                    1




    Item 1.   CHANGES IN CONTROL OF REGISTRANT

    Description of Effective Change in Control

              On January 20, 1998, MLX Corp. ("MLX" or the "Registrant") consummated a merger (the "Merger") with Morton Metalcraft Holding Co. ("Morton"), a Delaware corporation. Pursuant to Agreement and Plan of Merger, dated as of October 20, 1997 (the "Merger Agreement"),between MLX and Morton, Morton was merged with and into MLX, with MLX being the surviving corporation (the "Surviving Company"). The Registrant believes that the effective change in control (as control is defined in 17 CFR #240.12b-2) of the Registrant as a result of the Merger did not constitute an "ownership change" within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended.

              Immediately prior to and in connection with the Merger, MLX reclassified its existing common stock, par value $.01 per share (the "Old Common Stock"), as Class A Common Stock of MLX, par value $.01 per share (the AMLX Class A Common Stock or A Surviving Company Class A Common Stock") and established a class of 200,000 shares of Class B Common Stock of MLX, par value $.01 per share (the "MLX Class B Common Stock"or "Surviving Company Class B Common Stock"). Upon consummation of the Merger, each share of the Class A Common Stock, par value $.01 per share, of Morton ("Morton Class A Common Stock") was converted into the right to receive one share of Surviving Company Class A Common Stock and each share of Class B Common Stock, par value $.01 per share, of Morton ("Morton Class B Common Stock" and,together with the Morton Class A Common Stock, the "Morton Common Stock") was converted into the right to receive one share of Surviving Company Class B Common Stock.

              Prior to the Merger, William D. Morton, previously the President and Chief Executive Officer of Morton and currently the President and Chief Executive Officer of the Surviving Company, owned approximately 83% of the issued and outstanding shares of Morton, and affiliates of Three Cities Research, Inc. (the "TCR Affiliated Group") owned approximately 38% of the Old Common Stock of MLX. As a result of the Merger, Mr. Morton and certain of his affiliates (the "Morton Affiliated Group" and, together with the TCR Affiliated Group, the "Affiliated Groups") currently own 1,218,990 shares of Surviving Company Class A Common Stock and 100,000 shares of Surviving Company Class B Common Stock, which together represent approximately 32.7% of the voting power of all outstanding shares of the Surviving Company and the members of the TCR Affiliated Group collectively own 888,178 shares of Surviving Company Class A Common Stock and 100,000 shares of Surviving Company Class B Common Stock, which together represent approximately 24.3% of the voting power of all shares of Surviving Company Common Stock. At such time as either the Morton Affiliated Group or the TCR Affiliated Group sells any shares of Surviving Company Class A Common Stock, the special voting rights of the Surviving Company Class B Common Stock will operate so as to ensure that the aggregate voting power of all shares held by each of the TCR Affiliated Group and the Morton Affiliated Group is not reduced below 24%. This is accomplished through provisions in MLX's Articles of Incorporation, as amended (the "Amended Articles"), which provide for the designation of a certain number of Surviving Company
    Class A Common Stock shares held by each Affiliated Group at the time of the Merger as "Designated Shares," and by providing that such shares, together with the respective Affiliated Group's shares of Surviving Company Class B Common Stock, shall entitle such Affiliated Group to 24% of the voting power. The number of Designated Shares of each Affiliated Group is 880,000 shares of Surviving Company Class A Common Stock. Thus, immediately after the Merger, the Morton Affiliated Group and the TCR Affiliated Group together have approximately 57% of the voting power of the Surviving Company Class A Common Stock and Class B Common Stock combined.

              Concurrently with the signing of the Merger Agreement, the members of the TCR Affiliated Group and Mr. Morton entered into a shareholders agreement (the "Shareholders Agreement"), under which Mr. Morton will control approximately 57% of the voting power of the Surviving Company. Under the Shareholders Agreement, members of the TCR Affiliated Group granted Mr. Morton a proxy ("Proxy") to vote all of the Surviving Company Class A Company Stock and all of the Surviving Company Class B Common Stock owned by them after the Merger on all matters to be voted upon by the shareholders of the Surviving Company except for:
    (i) the liquidation of the Surviving Company; (ii) any sale of all, or substantially all, of the assets of the Surviving Company; and (iii) any merger or consolidation involving the Surviving Company, if immediately thereafter, the shareholders of the Surviving Company do not hold the power to vote at least 60% of the votes entitled to elect the directors of the company surviving such merger or consolidation. In the event that (a) the TCR Affiliated Group is entitled to vote for any such sale, merger or consolidation described immediately above; (b) any member of the TCR Affiliated Group fails to vote in favor of such transaction; and
    (c) the transaction is not approved by the shareholders of the Surviving Company, Mr. Morton may elect to cause the TCR Affiliated Group to purchase all (but not less than all) of the Surviving Company Class A Common Stock and Surviving Company Class B Common Stock then owned by him and his affiliates for a purchase price equal to fair market value of the assets he would have received in such proposed transaction. If Mr. Morton would have retained any stock in the proposed transaction, then the purchase price for such stock shall be equal to the fair market value of such stock.

              The Proxy will terminate upon the earliest of the following events: (i) January 20, 2008 (the "Effective Time" or "Effective Date");
    (ii) Mr. Morton's death or disability (each as set forth in the employment agreement between the Surviving Company and Mr. Morton); (iii) in the event Mr. Morton terminates his employment with the Surviving Company (other than a Constructive Termination as defined in the employment agreement between the Surviving Company and Mr. Morton); (iv)in the event of Mr. Morton's termination by the Surviving Company for

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                                                                    3





    Cause (as defined in the employment agreement between the Surviving
    Company and Mr. Morton); or (v) if Mr. Morton's ownership of Surviving Company Class A Common Stock falls below 1,096,425 shares, including for this purpose shares issuable upon conversion or exercise of any convertible security, option, warrant, or subscription or purchase right, as adjusted to reflect stock splits.

              The Shareholders Agreement also restricts transfers by members of the TCR Affiliated Group of their Surviving Company Class A Common Stock for three years, imposes limits on the number of shares of Surviving Company Class A Common Stock that they can transfer after three years, and restricts transfers by the TCR Affiliated Group of Surviving Company Class B Common Stock for ten years.

              See Item 2 of this Current Report on Form 8-K for information about the sources and amounts of consideration given in the Merger and related transactions.

    Management of the Surviving Company

              Upon completion of the Merger, the Board of Directors and executive officers of the Surviving Company became comprised of the following individuals:


                     NAME             AGE       POSITION
                     ----             ---       --------
           William D. Morton........  50   Chairman of the
                                           Board, President,
                                           Chief Executive
                                           Officer and
                                           Director

           Daryl R. Lindemann.......  43   Vice President
                                           (Finance),
                                           Treasurer and
                                           Secretary

           Fred W. Broling..........  62   Director


           Mark W. Mealy............  40   Director

           Alfred R. Glancy III.....  59   Director

           Willem F.P. de Vogel.....  47   Director

              The following is a brief summary of the business experience of the foregoing individuals:

              WILLIAM D. MORTON joined Morton in 1988 as an Executive Vice President. Together with other investors, he purchased Morton from Morton's founding owners in 1989 and has served as President and Chief Executive Officer since that date. Mr. Morton's responsibilities include overseeing all strategic, operational, and financial planning as well as the development of key customer accounts and new business opportunities.
    Mr. Morton received a Bachelors Degree in Mechanical Engineering from the University of Illinois in 1970. He is a member of the Society of Manufacturing Engineers.

              DARYL R. LINDEMANN has been Vice President of Finance, Secretary
    and
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                                                                    4




    Treasurer of Morton since he joined Morton in 1990, and his responsibilities include management of accounting, audits, insurance, banking relationships, cash management, human resources, information services and purchasing. Mr. Lindemann is a Certified Public Accountant and received a B.S. in Accounting in 1976 from the University of Illinois. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

              FRED W. BROLING has been a Director of Morton since September 1989. Mr. Broling is the Chief Executive Officer and Chairman of the Board of Plastic Specialties & Technologies, Inc. and has served in such
    capacities since 1984 and as   Chairman and Chief Executive Officer of
    PureTec Corporation ("PureTec") since July 1995. Plastic Specialties and Technologies, Inc. is a subsidiary of PureTec. PureTec and Plastic Specialties and Technologies, Inc. are vertically integrated manufacturers of specialty plastic products. From 1981 to 1984, Mr. Broling served as the President of the plastic specialty sector of Dart & Kraft. Mr. Broling is also a director of Harris Chemical Corp.

              MARK W. MEALY serves as head of the Corporate Finance Group at Bowles Hollowell Conner & Co., an investment banking firm, where he has been employed as a Managing Director since 1989. Mr. Mealy has been a Director of Morton since March 1995. Prior to joining Bowles Hollowell Conner & Co., he served as Vice President in Morgan Stanley & Co.'s high yield bond group, and Vice President in the private placement group of Bank of America.

              ALFRED R. GLANCY III has been Chairman, President and Chief Executive Officer of MCN Energy Group Inc. (MCN) since 1988. MCN is a diversified global energy holding company with approximately $4 billion of assets and markets and investments throughout North America and in India. Mr. Glancy has been a Director of MLX Corp. since 1985 and Non-executive Chairman of the Board of MLX Corp. since May 1996. Mr. Glancy joined Michigan Consolidated Gas Company, a subsidiary of MCN, in 1962, served as and Chief Executive Officer from 1984 until September 1992, and has held the position of Chairman since 1984.

              WILLEM F.P. DE VOGEL is the President of Three Cities Research, Inc., a firm engaged in the investment and management of private capital ("TCR"). Mr. de Vogel has been a Director of MLX Corp. since 1986. He joined TCR in 1977 and has been the President of TCR since 1982. Mr. de Vogel also serves as a director of Computer Associates International, a computer software company.

    ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

              On January 20, 1998 Morton merged with and into MLX pursuant to the Merger Agreement. As a result of the merger, MLX has assumed the historic business of Morton, which is described below.

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                                                                    5



              The aggregate consideration paid to complete the Merger was approximately $81.1 million, consisting of the following:


      Cash purchase of Morton securities. .  $20.0 million

      MLX stock and in-the-money options
      issued to Morton security holders . .   33.5 million

      Debt of Morton assumed or repaid (as
      of June 30, 1997) . . . . . . . . . .   27.6 million
                                             -----

         Total  . . . . . . . . . . . . . .  $81.1 million
                                             =====


              This valuation assumes that the Old Common Stock is valued at $16.75 per share, the last bid price on October 19, 1997, the day before the proposed Merger was announced. The Registrant used a portion of its cash on hand to fund the purchase of Morton securities.

              As a result of the Merger, each share of Morton Class A Common Stock was converted into the right to receive one share of Surviving Company Class A Common Stock and each share of Morton Class B Common Stock was converted into the right to receive one share of Surviving Company Class B Common Stock, except for the Morton securities purchased by MLX pursuant to the Securities Purchase Agreement (as defined below), which were canceled by virtue of the Merger. In addition, each outstanding option to purchase a share of Morton Class A Common Stock was converted into the right to receive an option to purchase one share of Surviving Company Class A Common Stock, except for the Morton Options purchased by MLX pursuant to the Securities Purchase Agreement, which were canceled by virtue of the Merger.

              Concurrently with the execution of the Merger Agreement, MLX entered into a securities purchase agreement dated October 20, 1997 (the "Securities Purchase Agreement") with certain holders of Morton Common Stock and options and warrants to acquire shares of Morton Common Stock (the "Selling Securityholders"). Under the Securities Purchase Agreement, MLX agreed to purchase an aggregate of 612,121 shares of Morton Class A Common Stock, and options and warrants to purchase 721,211 shares of Morton Class A Common Stock from the Selling Securityholders for an aggregate purchase price of $19,991,196. Morton securities purchased by MLX pursuant to the Securities Purchase Agreement were canceled by virtue of the Merger.

              As a condition to the Securities Purchase Agreement, MLX and Morton entered into a Note Redemption Agreement, dated October 20, 1997 (the "Note Redemption Agreement", as defined below), with certain Selling Securityholders. The Note Redemption Agreement was required to induce two of the Selling Securityholders, Connecticut General Life Insurance Company ("CGLIC") and CIGNA Mezzanine Partners III, L.P. ("CMP", and together with CGLIC, "CIGNA"), to enter into the

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     Securities Purchase Agreement.  Under the Note Redemption Agreement, MLX
    and Morton jointly and severally agreed to pay to CIGNA immediately following consummation of the Merger, the sum of $25,000,000 (such amount being the aggregate outstanding principal amount of Morton's 11.50% Senior Notes due January 25, 2005 (the "Notes")) and a prepayment premium of $250,000, and to pay all reasonable costs and expenses of CIGNA relating to the Note Redemption Agreement. Under the Note Redemption Agreement, CIGNA agreed to waive its right to receive the "make-whole" amount which would otherwise be due in connection with the prepayment of the Notes, and to accept such prepayment in full and complete satisfaction of Morton's obligations under the Notes. Payment according to the Note Redemption Agreement occurred on January 20, 1998.

    Description of the Surviving Company Class A and Surviving Company Class B Common Stock

              In connection with the Merger, MLX amended its Articles of Incorporation to reclassify the Old Common Stock into MLX Class A Common Stock and create a series of MLX Class B Common Stock. The rights of each class are set forth in Article II of MLX's Articles of Incorporation, as amended (the "Amended Articles"). The following summary, which describes the material characteristics of the Surviving Company Class A and Surviving Company Class B Common Stock, should be read in conjunction with, and is qualified in its entirety by reference to, the Amended Articles attached as an exhibit hereto.

              Dividends. Subject to the rights of the holders of any class of preferred stock, holders of record of shares of Surviving Company Common Stock on the record date fixed by the Surviving Company's Board of Directors (the "Board") are entitled to receive such dividends as may be declared by the Board out of funds legally available for such purpose. No dividends may be declared or paid in cash or property on any share of either class of Surviving Company Common Stock, however, unless simultaneously the same dividend is declared or paid on each share of the other class of Surviving Company Common Stock. In the case of any stock dividend, holders of Surviving Company Class A Common Stock are entitled to receive the same dividend (payable in shares of Class A Common Stock) as the holders of Class B Common Stock receive (payable in shares of Class B Common Stock).

              Voting Rights. Holders of shares of Surviving Company Class A Common Stock and Surviving Company Class B Common Stock are entitled to vote as a single class on all matters submitted to a vote of the shareholders, with each share of Surviving Company Class A Common Stock entitled to one vote and each share of Surviving Company Class B Common Stock entitled to the number of votes determined as described below. Each share of Surviving Company Class B Common Stock is entitled to such number of votes, which number will fluctuate from time to time, as will be required to ensure that the aggregate votes available to be cast by each Affiliated Group that is the holder of Surviving Company Class B Common Stock (with respect to such Affiliated Group's Surviving Company Class B Common Stock together with certain shares of Surviving Company Class A Common Stock held by such Affiliated Group) will be equal to 24% of the total votes available to be cast by all holders of Surviving Company Common Stock, regardless of class. The shares of Surviving Company ClassB Common Stock are held by two separate Affiliated Groups resulting in a total of 48% of the voting power of all Surviving Company Common Stock being controlled by these Affiliated Groups by virtue of the special voting rights of the Surviving Company Class B Common Stock. The shares of Surviving Company Class B Common Stock are convertible into shares of Surviving Company Class A Common Stock in certain circumstances. The Affiliated Groups are defined in the Amended Articles as (i)the TCR Affiliated Group and (ii) William D. Morton and/or members of his immediate family. The voting power of the individual shares of Surviving Company Class B Common Stock with respect to each Affiliated Group will be determined as of the record date for each shareholders meeting. At the Effective Time, each share of Surviving Company Class B Common Stock initially had approximately .72 votes per share.

              For purposes of calculating the number of votes per share attributable to the Surviving Company Class B Common Stock, certain shares of Surviving Company Class A Common Stock (the "Designated Shares") owned by each Affiliated Group on the Effective Date, other than approximately 338,990 shares of Surviving Company Class A Common Stock held by
    Mr. Morton, are aggregated with the votes attributable to the Surviving Company Class B Common Stock in order to ensure that such Affiliated Group has 24% of MLX's outstanding voting power with respect to such Designated Shares and such MLX Class B Common Stock. If an Affiliated Group owns Surviving Company Class A Common Stock in addition to its Designated Shares, such Affiliated Group will also vote such additional Surviving Company Class A Voting Stock, thus having voting power in excess of 24%. Each Affiliated Group owns 880,000 Designated Shares.

              If any Designated Shares of an Affiliated Group are sold or transferred to persons outside such Affiliated Group, this will have the effect of increasing the votes per share of the Surviving Company Class B Common Stock with respect to such Affiliated Group. Any shares of Surviving Company Class A Common Stock which are transferred by a member of an Affiliated Group generally will be deemed to reduce its Designated Shares, thus increasing the votes per share attributable to the Surviving Company Class B Common Stock by an amount sufficient to maintain the voting power of the Affiliated Group at 24% of the votes eligible to be cast at any meeting of shareholders. In general, if an Affiliated Group acquires additional shares of Surviving Company Class A Common Stock after the Effective Time, such shares will not be considered Designated Shares, unless Designated Shares have previously been transferred, in which case such newly acquired shares will be deemed to be Designated Shares until the Affiliated Group's Designated Shares equals 888,000.

              Conversions of shares of Surviving Company Class B Common Stock into shares of Surviving Company Class A Common Stock and transfers of Surviving Company Class B Common Stock, although prohibited by the terms of the

    Shareholders Agreement, will reduce, on a pro rata basis, the guaranteed percentage vote to which the selling Affiliated Group is entitled by reason of its ownership of its then remaining shares of Surviving Company Class B Common Stock.

              Liquidation Rights. Upon liquidation, dissolution or winding-up of the Surviving Company, the holders of the Surviving Company Common Stock are entitled to share ratably in all assets available for distribution, after payment in full of creditors and payment in full to any holders of preferred stock then outstanding of any amount required to be paid under the terms of such preferred stock.

              Mergers, Consolidations and Share Exchanges. Each holder of Surviving Company Class A Common Stock is entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by any holder of Surviving Company Class B Common Stock in a merger or consolidation of the Surviving Company or statutory share exchange involving the Surviving Company Common Stock, provided that in any such event, if shares of common stock are issued in the transaction, holders of the Surviving Company ClassB Common Stock may be entitled to receive shares with voting rights substantially equivalent to those provided in the Amended Articles.

              Other Provisions. Each share of Surviving Company Class B Common Stock is convertible, at the option of its holder, into one share of Surviving Company Class A Common Stock at any time. Each share of Surviving Company Class B Common Stock will convert automatically and without the requirement of any further action into one share of Surviving Company ClassA Common Stock upon its sale or other transfer to a party unaffiliated with the Affiliated Group of the transferor, and each share of Surviving Company Class B Common Stock will convert automatically and without the requirement of any further action into one share of Surviving Company Class A Common Stock on the tenth anniversary of the Effective Date. No class of Surviving Company Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the other class of Surviving Company Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

              Preemptive Rights. Neither the Old Common Stock nor the Surviving Company Class A Common Stock or the Surviving Company Class B Common Stock have preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of the Surviving Company or any other securities convertible into shares of any class of stock of the Surviving Company.


              Transferability; Trading Market. The Surviving Company Class A Common Stock is freely transferable, and, subject to applicable securities laws, shareholders of the Surviving Company generally are not restricted in their ability to sell shares of Surviving Company Class A Common Stock.
    The Surviving Company Class B Common Stock is not registered under the Securities Act of 1933 (the "Securities Act"), as amended, and is subject to restrictions on transferability under such Securities Act as well as pursuant to the Shareholders Agreement.

    Description of Morton Business

              Morton Metalcraft Holding Co. ("Morton"), headquartered in Morton, Illinois, through its subsidiaries is a contract manufacturer and supplier of high-quality fabricated sheet metal components and subassemblies for construction, agricultural, and industrial equipment manufacturers located primarily in the Midwestern and Southeastern United States. Morton provides large original equipment manufacturers ("OEMs") with a wide range of services including design, prototype fabrication, precision tool making, and fabrication of component parts. Additional services provided by Morton include welding, painting, subassembly, packaging, warehousing, and just-in-time delivery to customers' production lines. Morton attempts to distinguish itself from its competition by combining a wide range of services with high-quality, state-of-the-art sheet metal fabrication capabilities, and has developed close relationships with customers such as Caterpillar Inc. ("Caterpillar") and Deere & Co. ("Deere").

              Morton's products fall into seven categories of fabricated steel products and other miscellaneous products.

         - Sheet Metal Component Packages-includes panels, doors, hoods, brackets, grills, supports and covers produced primarily for construction and agricultural equipment. Component packages have been a core business of Morton since its founding.

         - Sheet Metal Enclosures and Boxes-includes generator set enclosures, compressor enclosures and electrical and battery boxes developed in response to customers' need for environmentally sound enclosures that are aesthetically attractive and cost competitive.

         - Special Weldments-includes lift arms, seat modules, guards, platforms and step assemblies. This business developed primarily from concurrent design projects with two major customers.

         - Fabricated Steel Tanks-includes fuel, hydraulic and water reservoirs. Morton developed these products in response to customers' needs for flexible designs that facilitate quick response to changes in tank requirements.

         - Prototype/Tooling-includes prototype, tooling and preproduction steps in the manufacturing process. Morton's dedicated prototype and tooling departments work with customers throughout development efforts, allowing for a smooth introduction of new products and subassemblies to the focus factories.

         - Store Fixtures-includes backframes, lights, and brackets used in store displays. Morton's engineering department has worked closely with customers in the development of displays.

         - Feeder Housings-includes feeder housings and other harvester components manufactured for agricultural equipment in Morton's Peoria, Illinois facility.

              Morton's primary sheet metal fabrication operations include cutting, punching, bending, welding, painting, final assembly, packaging, warehousing and just-in-time delivery. Morton also offers fully integrated ancillary services, including design engineering, tool making and prototype fabrication.


              Morton's facilities are located in Illinois and North Carolina. The Birchwood Street complex in Morton, Illinois houses receiving, tool making, pre-production, first operations, general fabrication and enclosure operations. All non-production personnel, including senior management, purchasing, engineering, sales, production control and accounting are also located at this facility. The Detroit Street plant, also located in Morton, one mile from Birchwood Street, contains the production operations for commodity products such as tanks, seat modules, backhoe lift arms and heavy fabrication operations. Morton produces components for agricultural equipment at its Peoria, Illinois facility, which opened in 1995. Morton's Apex, North Carolina plant serves the operations of nearby customers; Morton began production at this facility in July 1997.

              It is expected that the business of the Surviving Company will be substantially identical to the business of Morton immediately prior to the Merger. Accordingly, the Surviving Company intends to continue using the facilities and equipment acquired in the Merger in the manners previously utilized.

    ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Prior to the Merger, Morton had a fiscal year ending on June 30, and its financial statements were audited by Clifton Gunderson L.L.C. of Peoria, Illinois. Before the Merger, the Registrant had a fiscal year ending December 31, and its financial statements were audited by Ernst & Young LLP. The Registrant will retain its December 31 fiscal year end. The financial statements of MLX contained in the Registrant's annual report on Form 10-K for the year ended December 31, 1997, will be audited by Ernst & Young LLP. The Registrant has not yet selected its independent accountants for its fiscal year ending December 31, 1998.

    ITEM 5.   OTHER EVENTS

    Recapitalization Amendment

              In connection with the Merger, on January 20, 1998 MLX amended its Articles of Incorporation to: (i) provide for the reclassification of the Existing Common Stock as MLX Class A Common Stock, (ii) establish a class of 200,000 shares of MLX Class B Common Stock and (iii) establish the rights of the MLX Class B Common Stock, which are described above in
    Item 2.

    Name Change

              Pursuant to the Merger, the Articles of Incorporation of MLX were amended to change the name of MLX to "Morton Industrial Group, Inc." The principal executive offices of the Surviving Company are now located at 1021 West Birchwood Street, Morton, Illinois 61550. Its telephone number at the address is (309) 266-7176.

    ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (a)       Financial Statements of Business Acquired:

              (i) Financial Statements (audited) of Morton Metalcraft Holding Co. and Subsidiaries for the years ended June 30, 1997, 1996, and 1995 (incorporated by reference to pages F-6 to F-19 to the Definitive Proxy Statement on Schedule 14A filed by MLX Corp. with the Securities Exchange Commission on January 6, 1998 (File No. 0-13198)).

              (ii) Financial Statements (unaudited) of Morton Metalcraft
                   Holding Co. and Subsidiaries for the three months ended September 30, 1997 and 1996 (incorporated by reference to pages F-2 to F-5 to the Definitive Proxy Statement on
                   Schedule 14A filed by MLX Corp. with the Securities Exchange Commission on January 6, 1998 (File No. 0-13198)).


    (b)       Pro Forma Financial Information:

              Pro Forma Condensed Combined Financial Information of the Surviving Company incorporated by reference to pages 54-59 to the Definitive Proxy Statement on Schedule 14A filed by MLX Corp. with the Securities Exchange Commission on January 6, 1998 (File No. 0-13198).

    (c)       Exhibits:

              The exhibits listed below relate to the merger between MLX Corp. and Morton Metalcraft Holding Co., the reclassification of the Old Common Stock of MLX as Class A Common Stock of MLX, and the establishment of 200,000 shares of Class B Common Stock of MLX.


          Exhibit
      Number(Referenced to
        Item 601 of
      Regulation S-K)           Description of Exhibit
      ---------------           ----------------------

             2         Agreement and Plan of Merger between
                       MLX Corp. and Morton Metalcraft
                       Holding Co. dated October 20, 1997
                       (incorporated by reference to Appendix
                       A to the Definitive Proxy Statement on
                       Schedule 14A filed by MLX Corp. with
                       the Securities Exchange Commission on
                       January 6, 1998 (File No. 0-13198)).

             3         Articles of Amendment of Articles of
                       Incorporation of MLX Corp.

            99.1       Press Release Issued by MLX on
                       January 20, 1997.


            99.2       Press Release Issued by Morton
                       Industrial Group on January 28, 1998.

                                   Signatures
                                   ----------

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Date:  February 4, 1998

                                            Morton Industrial Group, Inc.

                                            By: /s/ William D. Morton
                                            ------------------------------------
                                            Name:  William D. Morton
                                            Title: Chairman, President,
                                                   and Chief Executive Officer

                                 EXHIBIT INDEX




     Exhibit
     number                                       Page Number in Rule
     (Referenced                                  0-3(b) sequential
     to Item 601                                  numbering system
     of Regulation                                where Exhibits can
     S-K)           Description of Exhibit        be found
     -------------  ----------------------        --------------------

           2        Agreement and Plan of Merger
                    between MLX Corp. and Morton
                    Metalcraft Holding Co. dated
                    October 20, 1997
                    (incorporated by reference
                    to Appendix A to the
                    Definitive Proxy Statement
                    on Schedule 14A filed by MLX
                    Corp. with the Securities
                    Exchange Commission on
                    January 6, 1998 (File No.
                    0-13198)).

           3        Articles of Amendment of
                    Articles of Incorporation of
                    MLX Corp.

         99.1       Press Release Issued by MLX
                    on January 20, 1998.


         99.2       Press Release Issued by
                    Morton Industrial Group on
                    January 28, 1998